Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Fourth Fiscal Quarter and Full Year 2017
Fourth fiscal quarter and full year 2017 highlights include:

•	Achieved Q4 positive operating cash flow of $14.2 million and fiscal year positive operating cash flow of $14.8 million

•	First fiscal year of positive free cash flow as a public company

•	Improved Q4 GAAP net loss to $4.0 million from a loss of $7.1 million in the same period a year ago

•	Increased Adjusted EBITDA by $7.6 million year over year to $16.7 million for Fiscal 2017

•	Delivered Q4 advertising revenue of $2.3 million, up 46% from the same period a year ago
AUSTIN, Texas, June 6, 2017 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV) reported its financial results for the fourth fiscal quarter and full year ended April 30, 2017.
“The fourth quarter marked a strong finish to fiscal 2017 for Bazaarvoice.  We delivered significant increases in our Adjusted EBITDA and cash flow performance in fiscal 2017 while at the same time improving our overall SaaS business fundamentals, especially dollar retention," said Gene Austin, chief executive officer and president. “As we look to fiscal 2018, we expect our SaaS growth rates to increase while continuing to increase our profitability and cash flow.  We remain in the early days of monetizing our shopper profile data and continue to believe it has the potential to add to the growth profile of Bazaarvoice over the long term.”
Fourth Fiscal Quarter of 2017 Financial Details
Revenue: Bazaarvoice reported revenue of $50.2 million for the fourth fiscal quarter of 2017, down 1.0% from the fourth fiscal quarter of 2016, which consisted of SaaS revenue of $47.9 million and net advertising revenue of $2.3 million.
GAAP net loss and net loss per share: GAAP net loss was $4.0 million, compared to a GAAP net loss of $7.1 million for the fourth fiscal quarter of 2015. GAAP net loss per share was $0.05 based upon weighted average shares outstanding of 83.7 million, compared to GAAP net loss per share of $0.09 for the fourth fiscal quarter of 2016 based upon weighted average shares outstanding of 81.5 million.
Adjusted EBITDA: Adjusted EBITDA for the fourth fiscal quarter of 2017 was $2.3 million compared to $2.3 million for the fourth fiscal quarter of 2016. During the first quarter of fiscal 2017 we updated our definition of Adjusted EBITDA to enhance comparability between ourselves and our peers. For a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under our updated definition refer to Note 7 of the “Selected Quarterly Financial and Operational Metrics” table contained herein.
Non-GAAP net loss and net loss per share: Non-GAAP net loss was $1.4 million, compared to non-GAAP net loss of $1.3 million for the fourth fiscal quarter of 2016. Non-GAAP net loss per share was $0.02 based upon weighted average shares outstanding of 83.7 million, compared to non-GAAP net loss per share of $0.02 for the fourth fiscal quarter of 2016 based upon weighted average shares outstanding of 81.5 million.
Fiscal Year 2017 Financial Details
Revenue: Bazaarvoice reported revenue of $201.2 million for the fiscal year ended April 30, 2017, up 0.7% from the fiscal year ended April 30, 2016, which consisted of SaaS revenue of $191.0 million and net advertising revenue of $10.2 million.
GAAP net loss and net loss per share: GAAP net loss was $15.9 million, compared to a GAAP net loss of $25.3 million for the fiscal year ended 2016. GAAP net loss per share was $0.19 based upon weighted average shares outstanding of 83.1 million, compared to GAAP net loss per share of $0.31 for the fiscal year ended of April 30, 2016 based upon weighted average shares outstanding of 80.9 million.

Adjusted EBITDA: Adjusted EBITDA for the fiscal year ended April 30, 2017 was $16.7 million compared to $9.1 million for the fiscal year ended April 30, 2016.
Non-GAAP net income (loss) and net income (loss) per share: Non-GAAP net income was $1.7 million, compared to non-GAAP net loss of $5.4 million for the fiscal year ended April 30, 2016. Non-GAAP net income per share was $0.02 based upon weighted average shares outstanding of 83.1 million, compared to non-GAAP net loss per share of $0.07 for the fiscal year ended April 30, 2016 based upon weighted average shares outstanding of 80.9 million.
Quarterly Conference Call
Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the fourth fiscal quarter and full year 2017. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally with conference ID 13662884. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through June 20, 2017 by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13662884.
About Bazaarvoice
Bazaarvoice helps brands and retailers find and reach consumers, and win them with the content they trust. Each month in the Bazaarvoice Network, more than one-half billion consumers view and share authentic consumer-generated content (CGC), including ratings and reviews as well as curated visual content, across 5,000 brand and retail websites. This visibility into shopper behavior allows Bazaarvoice to capture unique first-party data and insights that enable our targeted advertising and personalization solutions.
Founded in 2005, Bazaarvoice is headquartered in Austin, Texas with offices across North America and Europe. For more information, visit www.bazaarvoice.com.
Non-GAAP Financial Measures
During the first quarter of fiscal 2017 we updated our definition of Adjusted EBITDA to enhance comparability between ourselves and our peers. We define Adjusted EBITDA as GAAP net loss adjusted for stock-based expense, contingent consideration related to acquisitions, depreciation and amortization (including amortization of capitalized internal-use software development costs), restructuring charges, integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.  Our previous definition of Adjusted EBITDA excluded amortization of capitalized internal-use software development costs from adjusted depreciation and amortization and included capitalized stock-based compensation in stock-based expense. For a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under our updated definition refer to Note 6 of the “Selected Quarterly Financial and Operational Metrics” table contained herein.
Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss, adjusted to exclude stock-based compensation expense, contingent consideration related to acquisitions, amortization of acquired intangible assets, restructuring charges, out of period sales tax refunds, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.
Free cash flow discussed in this release is defined as cash provided by (used in) operating activities less purchases of property, equipment and capitalized internal-use software development costs. Cash flow provided by (used in) operating activities is the most comparable GAAP measure to Free cash flow.
Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.
Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about driving future improvements in profitability, monetizing the Bazaarvoice network and driving revenue growth over the long term and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; changes in accounting standards; our ability to realize efficiencies and to execute on our strategic initiatives; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to develop and launch new products; risks associated with the uncertainty of market acceptance of our new products; our ability to retain our existing customers and satisfy their obligations and needs and upsell to existing clients; our ability to attract and retain employees; our ability to maintain pricing for our products and services; our ability to manage expansion into new vertical industries; our ability to reduce our cost structure and improve operating efficiencies;  and the effects of increased competition and commoditization of products we offer, including pricing pressure, reduced profitability or loss of market share; risks and challenges associated with international sales; our ability to successfully identify, manage and integrate potential acquisitions; the impact of the Department of Justice stipulation regarding PowerReviews on our business; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2016 as filed with the Securities and Exchange Commission on June 20, 2016. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:
Linda Wells
Bazaarvoice, Inc.
415-872-3612
linda.wells@bazaarvoice.com

Media Contact:
Alison Kwong
Bazaarvoice, Inc.
512-551-6285
pr@bazaarvoice.com

Bazaarvoice, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2017	April 30, 2016
Assets
Current assets:
Cash and cash equivalents	$52,494	$43,963
Short-term investments	38,689	50,682
Accounts receivable, net	43,713	39,597
Prepaid expenses and other current assets	7,619	8,415
Total current assets	142,515	142,657
Property, equipment and capitalized internal-use software development costs, net	28,358	31,649
Goodwill	139,155	139,155
Acquired intangible assets, net	7,717	9,607
Other non-current assets	4,210	5,214
Total assets	$321,955	$328,282
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,310	$6,110
Accrued expenses and other current liabilities	20,602	23,167
Revolving line of credit, current	32,000	—
Deferred revenue	69,656	62,735
Total current liabilities	126,568	92,012
Long-term liabilities:
Revolving line of credit	—	42,000
Deferred revenue less current portion	2,540	2,481
Other liabilities, long-term	6,542	7,255
Total liabilities	135,650	143,748
Commitments and contingencies
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	455,755	437,239
Accumulated other comprehensive loss	(1,682)	(878)
Accumulated deficit	(267,776)	(251,835)
Total stockholders’ equity	186,305	184,534
Total liabilities and stockholders’ equity	$321,955	$328,282

Bazaarvoice, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2017	2016	2017	2016
Revenue	$50,209	$50,709	$201,235	$199,766
Cost of revenue	19,596	19,253	76,403	76,867
Gross profit	30,613	31,456	124,832	122,899
Operating expenses:
Sales and marketing	17,803	18,027	65,248	69,808
Research and development	9,467	10,391	40,087	41,477
General and administrative	8,343	7,577	31,952	30,398
Restructuring charges	1,108	1,575	2,202	1,575
Sales tax refund	(3,341)	—	(3,341)	—
Acquisition-related and other	196	157	576	1,415
Amortization of acquired intangible assets	309	309	1,237	1,237
Total operating expenses	33,885	38,036	137,961	145,910
Operating loss	(3,272)	(6,580)	(13,129)	(23,011)
Other income (expense), net:
Interest income	184	137	629	412
Interest expense	(457)	(552)	(1,855)	(2,180)
Other income (expense)	(226)	31	(1,033)	(522)
Total other income (expense), net	(499)	(384)	(2,259)	(2,290)
Loss before income taxes	(3,771)	(6,964)	(15,388)	(25,301)
Income tax expense	203	165	553	38
Net loss	$(3,974)	$(7,129)	$(15,941)	$(25,339)
Basic and diluted loss per share	$(0.05)	$(0.09)	$(0.19)	$(0.31)
Basic and diluted weighted average number of shares outstanding	83,732	81,502	83,051	80,859

Bazaarvoice, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2017	2016	2017	2016
Operating activities:
Net loss	$(3,974)	$(7,129)	$(15,941)	$(25,339)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,516	3,575	14,139	14,062
Loss on sub-lease	—	546	501	546
Stock-based expense	4,110	3,521	16,282	14,761
Bad debt expense (recovery)	180	358	(63)	93
Amortization of deferred financing costs	59	59	235	235
Other non-cash expense (benefit)	(68)	(9)	(240)	73
Changes in operating assets and liabilities:
Accounts receivable	7,731	(873)	(4,053)	9,842
Prepaid expenses and other current assets	2,086	666	1,271	187
Other non-current assets	(232)	(563)	630	(1,531)
Accounts payable	(503)	604	(1,816)	2,401
Accrued expenses and other current liabilities	2,934	710	(2,491)	(4,428)
Deferred revenue	(1,467)	2,061	6,980	2,286
Other liabilities, long-term	(201)	1,165	(669)	6,204
Net cash provided by operating activities	14,171	4,691	14,765	19,392
Investing activities:
Proceeds from sale of discontinued operations	—	—	—	4,501
Purchases of property, equipment and capitalized internal-use software development costs	(2,110)	(4,479)	(9,098)	(23,657)
Purchases of short-term investments	(7,679)	(8,367)	(44,574)	(61,834)
Proceeds from maturities of short-term investments	14,157	8,633	56,297	63,650
Net cash provided by (used in) investing activities	4,368	(4,213)	2,625	(17,340)
Financing activities:
Proceeds from employee stock compensation plans	489	250	1,786	3,027
Payments on revolving line of credit	(5,000)	(15,000)	(10,000)	(15,000)
Net cash (used in) financing activities	(4,511)	(14,750)	(8,214)	(11,973)
Effect of exchange rate fluctuations on cash and cash equivalents	179	291	(645)	(157)
Net change in cash and cash equivalents	14,207	(13,981)	8,531	(10,078)
Cash and cash equivalents at beginning of period	38,287	57,944	43,963	54,041
Cash and cash equivalents at end of period	$52,494	$43,963	$52,494	$43,963
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable	$—	$180	$—	$180
Asset retirement obligation costs incurred	$—	$100	$—	$100
Capitalized stock-based compensation	$130	$203	$495	$813

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2017	2016	2017	2016
Non-GAAP net income (loss) and net income (loss) per share:
GAAP net loss(1)	$(3,974)	$(7,129)	$(15,941)	$(25,339)
Stock-based compensation (2)	4,110	3,602	16,282	15,086
Amortization of acquired intangible assets	472	472	1,890	1,890
Restructuring charges (3)	1,108	1,575	2,202	1,575
Sales tax refund (4)	(3,341)	—	(3,341)	—
Acquisition-related and other expense	196	157	576	1,415
Other stock-related benefit (5)	—	—	(25)	—
Income tax adjustment for non-GAAP items	9	(10)	9	(10)
Non-GAAP net income (loss)	$(1,420)	$(1,333)	$1,652	$(5,383)
GAAP basic and diluted shares	83,732	81,502	83,051	80,859
Non-GAAP basic and diluted net income (loss) per share	$(0.02)	$(0.02)	$0.02	$(0.07)
Adjusted EBITDA:
GAAP net loss	$(3,974)	$(7,129)	$(15,941)	$(25,339)
Stock-based compensation (2)	4,110	3,602	16,282	15,086
Depreciation and amortization (6)	3,516	3,575	14,139	14,062
Restructuring charges (3)	1,108	1,575	2,202	1,575
Sales tax refund (4)	(3,341)	—	(3,341)	—
Acquisition-related and other expense	196	157	576	1,415
Other stock-related benefit (5)	—	—	(25)	—
Income tax expense	203	165	553	38
Total other expense, net	499	384	2,259	2,290
Adjusted EBITDA	$2,317	$2,329	$16,704	$9,127
Free cash flow:
Net cash provided by operating activities	14,171	4,691	14,765	19,392
Purchases of property, equipment and capitalized internal-use software development costs	(2,110)	(4,479)	(9,098)	(23,657)
Free cash flow	12,061	212	5,667	(4,265)

(1)
During the fourth quarter of fiscal 2016, the Company recorded out of period adjustments to revenue, the cumulative effect of which increased revenue, and decreased net loss from, by $0.6 million and $0.9 million for the twelve and three month periods ended April 30, 2016. The adjustments related to errors in the timing of recognition of revenue, for which all required criteria had been satisfied in prior periods. The Company has determined that these adjustments were not material to any prior annual or interim periods, and the resulting correction is not material to its annual results for fiscal 2016 or to the trend in earnings.

(2)

Stock-based expense includes the following:
Cost of revenue	$429	$503	$1,734	$2,167
Sales and marketing	723	543	2,996	2,956
Research and development	943	769	3,770	2,996
General and administrative	2,015	1,787	7,782	6,967

(3)
In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.

In addition, in April 2017 the Company committed to a plan to reduce its advertising sales expenses to better align with its growth expectations and restructure the Company to reduce organization layers and streamline operations. Costs associated with these restructuring activities include severance and related payroll tax. Expenses recorded in restructuring for fiscal 2017 include $1.1 million related to the Company's fiscal 2017 restructuring plan and $1.1 million related to the Company's fiscal 2016 plan.
Management excludes these restructuring charges from Adjusted EBITDA when reviewing the Company's operating results as the charges do not represent normal, routine, cash operating expenses necessary to operate our business. In addition, the timing of restructuring charges, such as the ones described above, are unpredictable and the amount of the charges vary significantly across reporting periods and are not expected to continue indefinitely. Management believes the exclusion of these charges from the Company's non-GAAP measures allows investors to supplement their understanding of the Company's short-term and long-term financial trends as we believe the items excluded are not indicative of our underlying ongoing and future performance.

(4)
During the fourth quarter of fiscal 2017 the Company received a $3.3 million Texas state sales tax refund related to prior years open to audit for certain purchases that are integral to the Company's products.

(5)
Other stock-related benefit represents estimated liabilities for taxes and related items in connection with the treatment of certain equity grants. Since the estimated liability directly relates to equity grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded these estimated liabilities. During the year ended April 30, 2017, the Company recorded a benefit of $0.5 million due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations. This benefit was partially offset by a $0.5 million liability related to estimated employer contributions the Company expects to make on behalf of its employees related to 401(k) deferrals on employee stock-based compensation.

(6)

	Three Months Ended April 30,		Year Ended April 30,
	2017	2016	2017	2016
Depreciation and amortization includes the following:
Cost of revenue	$2,613	$2,619	$10,406	$10,213
Sales and marketing	168	201	736	957
Research and development	191	227	820	839
General and administrative	235	219	940	816
Amortization of acquired intangible assets	309	309	1,237	1,237
Depreciation and amortization	$3,516	$3,575	$14,139	$14,062

Bazaarvoice, Inc.
Selected Quarterly Financial and Operational Metrics
(in thousands, except active enterprise clients and full-time employees data)
(unaudited)

	Three Months Ended
	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,
	2015	2015	2016	2016	2016	2016	2017	2017
Revenue (1)	$48,876	$49,926	$50,255	$50,709	$50,093	$50,408	$50,525	$50,209
Cost of revenue	19,548	19,146	18,920	19,253	18,756	18,855	19,196	19,596
Gross profit	29,328	30,780	31,335	31,456	31,337	31,553	31,329	30,613
Operating expenses:
Sales and marketing	19,166	16,502	16,113	18,027	15,304	15,819	16,322	17,803
Research and development	10,533	10,354	10,199	10,391	11,073	9,959	9,588	9,467
General and administrative	8,238	7,643	6,940	7,577	8,259	8,051	7,299	8,343
Restructuring charges	—	—	—	1,575	327	767	—	1,108
Sales tax refund	—	—	—	—	—	—	—	(3,341)
Acquisition-related and other expense	702	224	332	157	176	120	84	196
Amortization of acquired intangible assets	309	310	309	309	309	310	309	309
Total operating expenses	38,948	35,033	33,893	38,036	35,448	35,026	33,602	33,885
Operating loss	(9,620)	(4,253)	(2,558)	(6,580)	(4,111)	(3,473)	(2,273)	(3,272)
Total other expense, net	(712)	(475)	(719)	(384)	(859)	(569)	(332)	(499)
Loss before income taxes	(10,332)	(4,728)	(3,277)	(6,964)	(4,970)	(4,042)	(2,605)	(3,771)
Income tax expense (benefit)	(88)	124	(163)	165	135	92	123	203
Net loss	$(10,244)	$(4,852)	$(3,114)	$(7,129)	$(5,105)	$(4,134)	$(2,728)	$(3,974)
Stock-based compensation (2)	$3,935	$3,787	$3,762	$3,602	$3,944	$4,239	$3,989	$4,110
Depreciation and amortization (3)	3,644	3,334	3,512	3,575	3,578	3,532	3,513	3,516
Restructuring charges (4)	—	—	—	1,575	327	767	—	1,108
Sales tax refund (5)	—	—	—	—	—	—	—	(3,341)
Acquisition-related and other expense	702	224	332	157	176	120	84	196
Other stock-related benefit (6)	—	—	—	—	—	(25)	—	—
Income tax expense (benefit)	(88)	124	(163)	165	135	92	123	203
Total other expense, net	712	475	719	384	859	569	332	499
Adjusted EBITDA (7)	$(1,339)	$3,092	$5,048	$2,329	$3,914	$5,160	$5,313	$2,317
Number of active clients (at period end)	1,337	1,360	1,383	1,399	1,397	1,412	1,456	1,494
Full-time employees (at period end)	834	855	817	756	766	775	777	763
(1)

Revenue includes the following:
SaaS	$46,830	$47,671	$47,884	$49,108	$47,799	$48,121	$47,266	$47,870
Advertising	2,046	2,255	2,371	1,601	2,294	2,287	3,259	2,339
Revenue	$48,876	$49,926	$50,255	$50,709	$50,093	$50,408	$50,525	$50,209

(2)

	Three Months Ended
	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,
	2015	2015	2016	2016	2016	2016	2017	2017
Stock-based expense includes the following:
Cost of revenue	$472	$607	$585	$503	$344	$486	$475	$429
Sales and marketing	1,084	643	686	543	580	843	850	723
Research and development	643	798	786	769	1,053	907	867	943
General and administrative	1,736	1,739	1,705	1,787	1,967	2,003	1,797	2,015
Stock-based expense	$3,935	$3,787	$3,762	$3,602	$3,944	$4,239	$3,989	$4,110

(3)

Depreciation and amortization includes the following:
Cost of revenue	$2,558	$2,480	$2,559	$2,619	$2,592	$2,600	$2,601	$2,613
Sales and marketing	349	197	210	201	196	189	183	168
Research and development	209	175	228	227	231	204	194	191
General and administrative	220	171	206	219	250	229	226	235
Amortization of acquired intangible assets	308	311	309	309	309	310	309	309
Depreciation and amortization	$3,644	$3,334	$3,512	$3,575	$3,578	$3,532	$3,513	$3,516

(4)
In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.

In addition, in April 2017, as a result of lower than anticipated advertising revenue growth, the Company committed to a plan to right-size its advertising sales team and restructure the Company to reduce organization layers and streamline operations. Costs associated with these restructuring activities include severance and related payroll tax. Expenses recorded in restructuring for fiscal 2017 include $1.1 million related to the Company's fiscal 2017 restructuring plan and $1.1 million related to the Company's fiscal 2016 plan.

(5)
During the fourth quarter of fiscal 2017 the Company received a $3.3 million Texas state sales tax refund related to prior years open to audit for certain purchases that are integral to the Company's products.

(6)
Other stock-related benefit represents estimated liabilities for taxes and related items in connection with the treatment of certain equity grants. Since the estimated liability directly relates to equity grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded these estimated liabilities. During the three months ended October 31, 2016, the Company recorded a benefit of $0.5 million due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations. This benefit was partially offset by a $0.5 million liability related to estimated employer contributions the Company expects to make on behalf of its employees related to 401(k) deferrals on employee stock-based compensation.

(7)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization and excludes capitalized stock-based compensation related to internal-use software from stock-based expense. The following table presents a reconciliation of Adjusted EBITDA as previously defined to Adjusted EBITDA under the updated definition:

Adjusted EBITDA, previous definition	$(3,269)	$1,135	$3,075	$277	$1,874	$3,114	$3,259	$268
Add: Amortization of capitalized internal-use software development costs	2,044	2,079	2,103	2,174	2,162	2,170	2,173	2,179
Less: Capitalized portion of stock-based compensation	(114)	(122)	(130)	(122)	(122)	(124)	(119)	(130)
Adjusted EBITDA, current definition	$(1,339)	$3,092	$5,048	$2,329	$3,914	$5,160	$5,313	$2,317